Exhibit 99.1
Press Release

AVIS BUDGET GROUP COMPLETES $580 MILLION
ASSET-BACKED BOND OFFERING

PARSIPPANY, N.J., March 23, 2010 - Avis Budget Group, Inc. (NYSE: CAR) announced today that its Avis Budget Rental Car Funding LLC (AESOP) subsidiary has completed a multi-tranche offering of approximately $580 million of three-year and five-year asset-backed bonds. The transaction is the first multi-tranche asset-backed securities offering by a rental-car company since 2003.  Based on the Company’s current fleet composition, the bonds are expected to provide the Company with an advance rate of approximately 72% on applicable collateral.

“We are very pleased by the strong investor interest in our asset-backed securities.  This transaction allows us to achieve advance rates and interest rates comparable to pre-2008 levels,” said David B. Wyshner, Avis Budget Group Executive Vice President and Chief Financial Officer.  “Our strategy is to opportunistically refinance upcoming debt maturities well in advance of their stated maturities dates, and this offering is in line with that practice.”

The multi-tranche $463 million Series 2010-3 asset-backed bonds were priced to yield 4.98% in the aggregate and have an expected final payment date in May 2015.  The multi-tranche $116 million Series 2010-2 asset-backed bonds were priced to yield 3.96% in the aggregate and have an expected final payment date in August 2013.  The combined series have $500 million of asset-backed bonds rated Aaa by Moody’s Investors Service and AAA by DBRS, and approximately $79 million of asset-backed bonds rated Baa2 by Moody’s Investors Service and BBB (high) by DBRS.

The Series 2010-2 and Series 2010-3 asset-backed bonds have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This press release shall not constitute an offer to sell nor the solicitation of an offer to buy the Series 2010-2 and Series 2010-3 asset-backed bonds, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.

Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group's Annual Report on Form 10-K for the year ended December 31, 2009 including under headings such as "Forward-Looking Statements", “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and in other filings and furnishings made by the Company with the SEC from time to time.  Except to the extent required by applicable federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

About Avis Budget Group, Inc.
Avis Budget Group is a leading provider of vehicle rental services, with operations in more than 70 countries.  Through its Avis and Budget brands, the Company is a leading general-use vehicle rental company in each of North America, Australia, New Zealand and certain other regions.  Avis Budget Group is headquartered in Parsippany, N.J. and has approximately 23,000 employees.  For more information about Avis Budget Group, visit www.avisbudgetgroup.com.

Media Contact                                                                                     Investor Contact

John Barrows                                                                                       Neal Goldner
(973) 496-7865                                                                                      (973) 496-5086
John.Barrows@avisbudget.com                                                      Neal.Goldner@avisbudget.com